     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1997

                                           REGISTRATION STATEMENT NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM S-3
                                ---------------
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                            RALSTON PURINA COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                ---------------
               MISSOURI                              43-0470580
    (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NO.)
            INCORPORATION)
                              CHECKERBOARD SQUARE
                           ST. LOUIS, MISSOURI 63164
                              TEL. (314) 982-1000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
               J.M. NEVILLE, VICE PRESIDENT AND GENERAL COUNSEL
                            RALSTON PURINA COMPANY
                              CHECKERBOARD SQUARE
                           ST. LOUIS, MISSOURI 63164
                              TEL. (314) 982-1266
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
                             OF AGENT FOR SERVICE)
                                  COPIES TO:
         JOHN P. DENNEEN, ESQ.                 RAYMOND W. WAGNER, ESQ.
            BRYAN CAVE LLP                   SIMPSON THACHER & BARTLETT
        ONE METROPOLITAN SQUARE                 425 LEXINGTON AVENUE
          211 NORTH BROADWAY                  NEW YORK, NEW YORK 10017
       ST. LOUIS, MISSOURI 63102                   (212) 455-2568
            (314) 259-2265
                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined in light of market conditions.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-27959
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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
                                                              PROPOSED       PROPOSED
                                                              MAXIMUM        MAXIMUM       AMOUNT OF
                                             AMOUNT TO BE  OFFERING PRICE   AGGREGATE     REGISTRATION
   TITLE OF SECURITIES BEING REGISTERED       REGISTERED      PER UNIT    OFFERING PRICE      FEE
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
Exchangeable Notes due 2000...............  $79,953,687.50      100%      $79,953,687.50   $24,228.39
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
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               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
  THIS REGISTRATION STATEMENT IS BEING FILED TO REGISTER $80,000,000 AGGREGATE PRINCIPAL AMOUNT OF RALSTON PURINA COMPANY 7.0% EXCHANGEABLE NOTES DUE 2000-- STOCK APPRECIATION INCOME LINKED SECURITIES ("SAILS"), WHICH WILL BE ISSUED BY RALSTON PURINA COMPANY, A MISSOURI CORPORATION ("REGISTRANT") PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE INFORMATION IN THE REGISTRANT'S EARLIER EFFECTIVE REGISTRATION STATEMENT (REGISTRATION NO. 333-27959) IS INCORPORATED HEREIN BY REFERENCE.
  The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

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                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ST. LOUIS, STATE OF MISSOURI, ON JULY 23, 1997.

                                          Ralston Purina Company

                                                  /s/ James R. Elsesser
                                          By:__________________________________
                                                     James R. Elsesser
                                                    Vice President and
                                                  Chief Financial Officer

  Know all men by these presents, that each person whose signature appears below constitutes and appoints W. P. Stiritz, J. R. Elsesser, J. M. Neville and R. D. Winney, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON JULY 23, 1997 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

                 SIGNATURE                                     TITLE
                 ---------                                     -----


         /s/ William P. Stiritz             Chairman of the Board, Chief
___________________________________________   Executive Officer, and Director
            William P. Stiritz

         /s/ James R. Elsesser              Vice President and Chief Financial Officer
___________________________________________
             James R. Elsesser

           /s/ Anita M. Wray                Vice President and Controller
___________________________________________
               Anita M. Wray

           /s/ David R. Banks               Director
___________________________________________
              David R. Banks

           /s/ John H. Biggs                Director
___________________________________________
               John H. Biggs

        /s/ Donald Danforth, Jr.            Director
___________________________________________
           Donald Danforth, Jr.

        /s/ William H. Danforth             Director
___________________________________________
            William H. Danforth


          /s/ David C. Farrell              Director
___________________________________________
             David C. Farrell

         /s/ M. Darrell Ingram              Director
___________________________________________
             M. Darrell Ingram

          /s/ Richard A. Liddy              Director
___________________________________________
             Richard A. Liddy

         /s/ John F. McDonnell              Director
___________________________________________
             John F. McDonnell

        /s/ W. Patrick McGinnis             Director
___________________________________________
            W. Patrick McGinnis

         /s/ J. Patrick Mulcahy             Director
___________________________________________
            J. Patrick Mulcahy

        /s/ Katherine D. Ortega             Director
___________________________________________
            Katherine D. Ortega


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

                                 EXHIBIT INDEX

EXHIBIT
NO.                                            DESCRIPTION
-------                                        -----------
 5       Opinion of James M. Neville, Vice President and General Counsel
 8       Opinion of Bryan Cave LLP as to certain tax matters
23(a)    Consent of Price Waterhouse LLP
23(b)    Consent of James M. Neville, Vice President and General Counsel (contained in Exhibit 5)
23(c)    Consent of Bryan Cave LLP (included in Exhibit 8)
24       Powers of Attorney (included on signature page to registration statement)
99.1     Letter Agreement between Interstate Bakeries Corporation and Ralston Purina Company
          dated July 22nd 1997

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